AMENDMENT TO LOAN AGREEMENT

This AMENDMENT (hereinafter called “this Amendment”) to a loan agreement dated the 28th day of August, 2012 is made the 28th day of August, 2014 between PSMT (BARBADOS) Inc., a company registered under the provisions of the Companies Act, Chapter 308 of the Laws of Barbados as Company Number 32341, being an amalgamation of PSMT (Barbados) Inc. and Regan Lodge Inc. by virtue of a Certificate of Amalgamation dated the 1st day of September 2009 and having its registered office situate at Chancery House, High Street, Bridgetown in Barbados (hereinafter called “the Borrower”), of the One Part, and CITICORP MERCHANT BANK LIMITED, a company incorporated in Trinidad and Tobago, having registered as an external company under the Laws of Barbados and licensed under the Financial Institutions Act of Barbados and having a place of business in Barbados situate at Cedar Court, Wildey Business Park, Wildey, St. Michael, Barbados (hereinafter called “the Lender”), of the Other Part.
WHEREAS:

a)
By a loan agreement dated the 28lh day of August, 2012 (hereinafter called “the Loan Agreement”), between the Lender and the Borrower, the Lender agreed to make available to the Borrower, loan facilities, in the aggregate amount of eight million Barbados Dollars (BD$8,000,000), for the purpose of assisting with working capital requirements of the Borrower under the terms and conditions contained therein.

b)
Section 8.01 (c) of the Loan Agreement provides that no amendment or waiver of any provision in the Loan Agreement shall in any event be effective unless the same shall be in writing executed by the Lender and, in case of any such amendment, also by the Borrower.

c)	The Borrower and the Lender wish to amend the Loan Agreement as set forth below.

NOW THEREFORE, the parties hereto hereby agree as follows:

1.	INTERPRETATION

Unless the context otherwise requires or unless otherwise defined in this Amendment, words and expressions used herein shall have the same meanings that are ascribed to them in the Loan Agreement.

2.	AMENDMENT TO THE LOAN AGREEMENT

2.01    Subsections (a), (b), (c) and (d) of Section 5.02 are deleted in their entirety.

2.02    Two new subsections (s) and (t) are added to Section 6.01 immediately after subsection (r), as follows:
“(s) Pricemart Inc. a corporation organized and existing under the Laws of Delaware ("hereinafter referred to as “the Guarantor") shall fail to perform or observe any term, covenant or agreement in the Guaranty dated 28h July, 2014;
and
(t) a Guarantor Event of Default, as defined in the Guaranty, has occurred and is continuing.

3.	REPRESENTATIONS AND WARRANTIES

3.01	The Borrower hereby represents and warrants to the Lender that the execution, delivery and performance by the Borrower of this Amendment:

(a)are within the Borrower’s corporate powers;

(b)have been duly authorized by all necessary corporate action, including the approval of the Borrower’s board of directors;

(c)do not contravene (i) the Borrower’s charter or any other of its internal rules, (ii) in any material respect, any applicable law, treaties or regulations, or any duty or obligation of the Borrower, except as may be expressly permitted hereunder, (iii) any material indenture, mortgage, trust deed, bond or other instrument or agreement of the Borrower or by which either of them is bound, or (iv) except as may be expressly permitted hereunder, in any material respect any award, order, judgment, regulation, injunction, resolution, determination or other ruling of any court or governmental authority, agency or instrumentality binding upon the Borrower;

(d)do not constitute or result in (even if notice is given, time elapses or both) a default, event of default or event of acceleration under any material contract binding or affecting (i) the Borrower, (ii) any of the Collateral granted to the Lender under the Mortgage Debenture, (iii) any payments thereon, or (iv) any other proceeds thereof; and

(e)do not result in or require the creation of any lien, security interest, charge or encumbrance (other than as provided herein) upon or with respect to any of the Collateral.

3.02
Each of the representations and warranties in Section 4.01 of the Loan Agreement are incorporated herein and repeated by the Borrower as of the date of this Amendment with reference to the facts and circumstances existing as of such date.

4.	NO IMPLIED AMENDMENTS

Except as provided herein, the Loan Agreement shall remain unchanged and in full force and effect and nothing contained in this Amendment shall abrogate, prejudice, diminish or otherwise affect any powers, rights, remedies or obligations of any person arising from the date hereof.

5.    EFFECTIVENESS

This Amendment is effective from the date hereof.

6.    COUNTERPARTS

This Amendment may be executed in any number of counterparts in which case this Amendment will be as effective as if all signatures on the counterparts were on a single copy of this Amendment.

7.    GOVERNING LAW

This Amendment shall be governed by, and construed in accordance with, the laws of Barbados.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereto duly authorized, as of the date first above written.

THE COMMON SEAL of PSMT (BARBADOS        )
INC. was hereto affixed by the order of the Board     ) Countersigned /s/ Atul Patel
of Directors in the presence of
)
)
)
)
Witness: /s/ John M. Heffner
Name: John Heffner
Abode:
Description: EVP, CFO
THE COMMON SEAL of CITICORP            )
MERCHANT BANK LIMITED was hereto affixed    )
by the order of the Board of the Directors in the         ) Countersigned /s/
the presence of:    )
)
)
Witness:
Name:
Abode:
Description: